Exhibit 3.2.65

The Commonwealth of Massachusetts

William Francis Galvin

Secretary of the Commonwealth

One Ashburton Place, Boston, Massachusetts 02108-1512

Articles of Amendment

(General Laws, Chapter 156D; Section 10.06; 950 CMR 113.33)

Exact name of corporation: Loews Fresh Pond Cinemas, Inc.

Registered office address: 168 Alewife Brk. Pwky, Cambridge, MA 02138

                                       (number, street, city or town, zip code)

These articles of amendment affect article(s): 2

                      (specify the number(s) of article(s) being amended (I-VI))

Adopted and approved on: July 28, 2004 by

                                      (month/day/year

Check the appropriate box below:

☐	the incorporators.

☐	the board of directors without shareholder approval and shareholder approval was not required.

☒	the board of directors and the shareholders in the manner required by law and the articles of organization.

State the article number and the text of the amendment. If the amendment authorizes an exchange, or effects a reclassification or cancellation, of issued shares, state the provisions for implementing the action unless contained in the text of the amendment.

2. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Laws of Massachusetts.

______

P.C.

To change the number of shares and the par value (if any)* of any type, or to designate a class or series, of stock, or change a designation of class or series of stock, which the corporation is authorized to issue, complete the following:

The total presently authorized is:

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE

Change the total authorized to:

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156D, § 1.25 unless these articles specify, in accordance with the vote adopting the amendment a later effective date not more than ninety days after such filing, in which event the amendment will become effective on such later date.

Later effective date:

Signed by	/s/ Michael Politi
Michael Politi Senior Vice President & Corporate Counsel

(Please check appropriate box)

☐	Chairman of the Board

☐	President

☒	Other Officer

☐	Court-appointed fiduciary

on this 28th day of July, 2004

The Commonwealth of Massachusetts

William Francis Galvin

Secretary of the Commonwealth

One Ashburton Place, Boston, Massachusetts 02108-1512

Articles of Amendment

(General Laws, Chapter 156D; Section 10.06; 950 CMR 113.33)

Exact name of corporation: Loews Fresh Pond Cinemas, Inc.

Registered office address: 168 Alewife Brk. Pwky, Cambridge, MA 02138

(number, street, city or town, zip code)

These articles of amendment affect article(s): 2

(specify the number(s) of article(s) being amended (I-VI))

Adopted and approved on: July 28, 2004 by

                                      (month/day/year)

Check the appropriate box below:

☐	the incorporators.

☐	the board of directors without shareholder approval and shareholder approval was not required.

☒	the board of directors and the shareholders in the manner required by law and the articles of organization.

State the article number and the text of the amendment. If the amendment authorizes an exchange, or effects a reclassification or cancellation, of issued shares, state the provisions for implementing the action unless contained in the text of the amendment.

2. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Laws of Massachusetts.

_______

P.C.

To change the number of shares and the par value (if any)* of any type, or to designate a class or series, of stock, or change a designation of class or series of stock, which the corporation is authorized to issue, complete the following:

The total presently authorized is:

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE

Change the total authorized to:

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156D, § 1.25 unless these articles specify, in accordance with the vote adopting the amendment a later effective date not more than ninety days after such filing, in which event the amendment will become effective on such later date.

Later effective date:

Signed by	/s/ Michael Politi
Michael Politi
Senior Vice President & Corporate Counsel

(Please check appropriate box)

☐	Chairman of the Board

☐	President

☒	Other Officer

☐	Court-appointed fiduciary

on this 28th day of July, 2004

The Commonwealth of Massachusetts

OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE

MICHAEL J. CONNOLLY, Secretary

ONE ASHBURTON PLACE, BOSTON, MASSACHUSETTS 02108

ARTICLES OF ORGANIZATION

(Under G.L. Ch. 1568)

ARTICLE I

The name of the corporation is:

LOEWS FRESH POND CINEMAS, INC.,

ARTICLE II

The purposes of the corporation is to engage in the following business activities:

SEE ATTACHED

Note: If the space provided under any article or item on this form is insufficient, addition shall be ___ forth on separate 8½% 11 sheets of paper leaving a left hand margin of at least 1 inch. Additions to more than one article may be continued on a single sheet so long as each article requiring each such addition is clearly indicated.

/s/ Illegible	/s/ Illegible		6
Examiner	Name Approved	C ☐ P ☐ M ☐ R.A. ☑	P.C.

ARTICLE III

The type and classes of stock and the total number of shares and par value, if any of each type and class of stock which the corporation is authorized to issue is as follows:

WITHOUT PAR VALUE STOCKS		WITH PAR VALUE STOCK
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
COMMON:		COMMON:	500	$1.00

PREFERRED:		PREFERRED:

ARTICLE IV

If more than one class of stock is authorized, state a distinguishing designation for each class. Prior to the issuance of any shares of a class, if shares of another class are outstanding, the corporation must provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of that class and of each other class of which shares are outstanding and of each series then established with any class.

None

ARTICLE V

The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are as follows:

None; however, shares of stock of the corporation may _________ subjected to restrictions on the transfer thereof under duly adopted by-law provision and/or under any agreement to which the corporation shall be a party.

ARTICLE VI

Other lawful provision, if any, for the conduct and regulation of business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders: (If there are no provisions state “None”.)

None

Note The ___ six (6) articles are considered to be ________ and may ONLY be changed by filing appropriate Articles of Amendment.

RIDER TO ARTICLE II

To own, acquire, purchase, erect, equip, lease, operate, manage and conduct motion picture theatres, drive-in theatres, opera houses, public halls and theatres and places of amusement of every kind and description; to produce, manufacture, purchase, sell, lease, hire, exhibit and exploit performances and attractions of various kinds and natures, including moving pictures, vaudeville, dramatic, operatic, musical and dance performances, and intellectual and instructive entertainment; to manufacture, produce, purchase, own, sell, lease, hire, license, distribute, and otherwise dispose and to deal in and with moving picture machines, cameras, machinery, devices, appliances, and articles of all kinds used in photographic and motion picture arts, and plates, slides and films therefor, and materials, supplies, appliances, apparatus, machinery and other articles necessary and convenient for use in connection therewith; to acquire, own and dispose of costumes, scenery, properties, libraries, and other material and property for use in connection with the giving of operatic, dramatic, and motion picture entertainments, and performances of all kinds, to employ and act as agent and manager for singers, musicians, actors, performers of all kinds; to acquire, own and dispose of (including licensing thereof), plays, scenarios, photo-plays, news, songs, magazines, motion pictures, and pictures of all kinds, dramatic and musical, and motion picture productions of every kind; to acquire, own, maintain, operate, dispose of and deal with and in studios and other plants and equipment for or in connection with the production of motion pictures and productions of all kinds; to deal in amusement enterprises of every kind and description and generally to carry on the business of motion pictures and theatrical proprietors, managers, producers and caterers for and to public entertainment and amusements, as well as to do all things necessary and incident thereto.

To manufacture, buy, sell and generally deal in popcorn, candy, beverages, sandwiches, and food of all kinds and description, and goods, wares, merchandise, electronic amusement devices, pinball machines and personal property of every kind.

To purchase, lease or otherwise acquire, hold, improve, sell, lease, mortgage and generally deal in lands, buildings and interests herein.

To own, erect, buy, lease, acquire, hold, use or dispose of any and all stores, factories, machinery equipment and supplies of every nature and description necessary, useful or convenient in the manufacturing, producing, processing or marketing of the aforesaid articles and any other items or materials produced or dealt in by the corporation.

To buy, or otherwise acquire, hold, lease, sell, exchange, mortgage, pledge or otherwise dispose of any real estate or real property or personal property, rights, franchises or goodwill necessary to the foregoing; in general to carry on any related or incidental business in connection with the foregoing in all of the State, territories and dependencies of the United States and in foreign countries subject to the provisions of Part 4 of the __.M.C.L.A.

To indemnify any director or officer or former director or officer of the corporation, or any person who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor, against expenses actually and necessarily incurred by him in connection with the defense or any action, suit or proceeding in which he is made a party by reason of being or having been such director or officer, except in relation to matters as to which he shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in performance of duty, but such indemnification shall not be deemed exclusive of any other rights to which such director or officer may be entitled, under any by-law, agreement, vote of shareholders, or otherwise.

ARTICLE VII

The effective date of organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing.

The information contained in ARTICLE VIII is NOT a PERMANENT part of the Articles of Organization and may be changed ONLY by filing the appropriate form provided therefor.

ARTICLE VIII

a. The post office address of the corporation IN MASSACHUSETTS is:

84 State Street, Boston, Massachusetts 02109

b. The name, residence and post office address (if different) of the directors and officers of the corporation are as follows:

	NAME	RESIDENCE	POST OFFICE ADDRESS
President:	Robert Smerling		345 Beacon Street Boston, Massachusetts

Treasurer:	Robert May		508 Pheasants Lane Toms River, NJ 08753

Clerk:	Seymour H. Smith		140–20 84th Drive Jamaica, NY 11435

Directors:	Robert Smerling		345 Beacon Street Boston, Massachusetts

	A. Alan Friedberg		22 Louisburg Square Boston, Massachusetts 02108

	Seymour H. Smith		140–10 84th Drive Jamaica, NY 11435

c. The fiscal year of the corporation shall end on the last day of the month of:

February 28

d. The name and BUSINESS address of the RESIDENT AGENT of the corporation, if any, is:

The Prentice-Hall Corporation System, Inc.

84 State Street, Boston, Massachusetts 02109

ARTICLE IX

By-laws of the corporation have been duly adopted and the president, treasurer, clerk and directors whose names are set forth above, have been duly elected.

IN WITNESS WHEREOF and under the pains and penalties of perjury, I / WE, whose signature(s) appear below as incorporator(s) and whose names and business or residential address(es) ARE CLEARLY TYPED OR PRINTED beneath each signature do hereby associate with the intention of forming this corporation under the provisions of General Laws Chapter 156B and do hereby sign these Articles of Organization as incorporator(s) this 23rd day of October 1990

/s/ Barbara R. Corbett
Barbara R. Corbett

NOTE:	If an already-existing corporation is acting as incorporator, type in the exact name of the corporation, the state or other jurisdiction where it was incorporated, the name of the person signing on behalf of said corporation and the title he/she holds or other authority by which such action is taken.

FEDERAL IDENTIFICATION

NO. 13-3594484

The Commonwealth of Massachusetts

William Francis Galvin

Secretary of the Commonwealth

One Ashburton Place, Boston, Massachusetts 02108-1512

ARTICLES OF AMENDMENT

(General Laws, Chapter 156B, Section 72)

We, Bryan Berndt, Vice President, and John C. McBride, Jr , Assistant Clerk

of Loews Fresh Pond Cinemas, Inc.,

(Exact name of corporation)

located at 168 Alewife Brk. Pkwy, Cambridge, MA 02138

(Street address of corporation in Massachusetts)

certify that these Articles of Amendment affecting articles numbered:

Four

(Number those articles 1, 2, 3, 4, 5 and/or 6 being amended)

_______*________ shares of _______________ *_______________ of _____________ *______________ shares outstanding,

(type, class & series, if any)

________________ shares of ________________________________ of _______________ shares outstanding, and

(type, class & series, if any)

________________ shares of ________________________________ of ___________________ shares outstanding,

(type, class & series, if any)

*	In accordance with Chapter 156B, Section 73 of Massachusetts General Law, this Amendment to the Articles of Incorporation was made pursuant to a provision contained in an order of the United States Bankruptcy Court for the Southern District of New York having jurisdiction of a proceeding for the reorganization of this corporation in the matter of In re Loews Cineplex Entertainment Corporation et. al., case number 01-40581, confirmed and approved on March 1, 2002.

Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on one side only of separate 8 1/2 x 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.

/s/ Illegible	/s/ Illegible		4
Examiner	Name Approved	C ☐ P ☐ M ☐ R.A. ☐	P.C.

To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

WITHOUT PAR VALUE STOCKS		WITH PAR VALUE STOCKS
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
Common:		Common:

Preferred:		Preferred:

Change the total authorized to:

WITHOUT PAR VALUE STOCKS		WITH PAR VALUE STOCKS
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
Common:		Common:

Preferred:		Preferred:

Article Four of the Articles of Incorporation is hereby amended by adding the following sentence:

“In accordance with Section 1123(a)(6) of the Bankruptcy Code, the Corporation shall not issue non-voting equity securities prior to March 21, 2003.”

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date: ____________________________.

SIGNED UNDER THE PENALTIES OF PERJURY, this 21st day of March, 2002.

/s/ Illegible, Vice President,

/s/ Illegible, Assistant Clerk

*	Delete the inapplicable words.